Consent of Independent Registered Public Accounting Firm
The Shareholders and Board of Trustees
Cushing NextGen Infrastructure Fund:
We consent to the use of our report dated January 28, 2019, incorporated by reference herein, for Cushing NextGen Infrastructure Fund (formerly, The Cushing MLP Infrastructure Fund), and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information.
/s/ KPMG LLP
Columbus, Ohio
November 26, 2019